Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 25, 2009

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 25, 2009

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended April 30, 2009

Putnam Managed Municipal Income Trust
Putnam Municipal Opportunities Trust
Putnam Mid Cap Value Fund
The Putnam Fund for Growth and Income
Putnam Capital Opportunities Fund
Putnam Global Utilities Fund
Putnam Income Fund
Putnam Global Income Trust
Putnam Global Equity Fund
Putnam Convertible Income-Growth Trust
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund